Exhibit 99.1

IDENTIV REPORTS THIRD QUARTER 2018 RESULTS

30% Year-Over-Year Revenue Growth Driven by Growth Across all Segments;

Strengthened Federal Government Focus with Acquisition of Thursby Software

FREMONT, Calif. — November 8, 2018 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the third quarter ended September 30, 2018.

Recent Financial and Operational Highlights

•	30% year-over-year revenue growth in Q3 2018

•	Broad-based revenue growth for the third quarter with Premises segment up 58%, Credentials up 12%, and Identity up 12% over the prior year comparable quarter

•	Completed acquisition of Thursby Software Solutions, strengthening federal government and software & mobility focus

•	Awarded several physical access projects, including higher-margin and higher recurring revenue-based Identiv Global Services (IGS) projects

•	Achieved record unit sales of Hirsch controllers and uTrust TS access readers

•	Completed delivery of 5,000+ unit order of physical access reader modules to OEM partner

Third Quarter 2018 Financial Results

Revenues for the third quarter of 2018 were $20.0 million, a sequential decrease of 1% from a record $20.3 million achieved in the second quarter of 2018. Revenues for the third quarter of 2018 increased 30% compared to $15.4 million in the third quarter of 2017.

Revenues in the Premises segment, which includes the Company’s physical access control solutions on the Hirsch Velocity and Cisco ICPAM platforms, as well as the 3VR branded video and analytics solutions, grew 6% sequentially and 58% over the prior year comparable quarter. The comparative growth was driven primarily by the organic growth in Hirsch Velocity physical access control solutions, augmented by the contribution from video and analytics solutions. Revenues in the Identity segment increased 21% sequentially and increased 12% over the prior year comparable quarter. The sequential increase was mainly due to sales of smart card readers used by U.S. government customers as well as sales of reader modules for an electronic voting (e-voting) application in Asia-Pacific. Revenues in the Credentials segment declined 18% sequentially, and increased 12% over the prior year comparable quarter. The year-over-year increase mainly reflects increased sales in access cards, which declined sequentially as expected.

GAAP gross margin was 42% in the third quarter of 2018, compared to 40% in the second quarter of 2018 and 38% in the third quarter of 2017. The sequential and year-over-year gross margin improvement mainly reflects product and channel mix, with a higher portion of revenue coming from the higher-margin Premises segment. Sequentially, Premises segment margin improved from 55% to 57% in the third quarter of 2018.

GAAP operating expenses were $8.6 million in the third quarter of 2018, compared to $9.2 million in the second quarter of 2018 and $6.2 million in the third quarter of 2017, reflecting a sequential decrease of 6% and a year-over-year increase of 38%. The year-over-year increase in expenses was primarily due to the inclusion of 3VR operations following the acquisition in February 2018. The sequential decrease mainly reflects lower selling and marketing expenditures.

Non-GAAP operating expenses for the third quarter of 2018 were $7.2 million, compared to $7.8 million in the second quarter of 2018 and $5.2 million in the third quarter of 2017, reflecting a sequential decrease of 8% and a year-over-year increase of 37%. Non-GAAP operating expenses increased year-over-year mainly due to the inclusion of 3VR operations.

GAAP net loss totaled $0.3 million, or $(0.02) per share in the third quarter of 2018, compared to $2.7 million, or $(0.18) per share in the second quarter of 2018, and $1.0 million, or $(0.07) per share in the third quarter of 2017. Net loss in the third quarter of 2018 included restructuring and severance related charges totaling $0.2 million. The sequential improvement mainly reflects loss on extinguishment of debt recorded in the second quarter of 2018 as a result of the early repayment of outstanding term-debt.

Non-GAAP adjusted EBITDA for the third quarter of 2018 totaled $1.7 million, compared with $0.7 million in the second quarter of 2018 and $0.9 million in the third quarter of 2017.

Fiscal Year 2018 Guidance

For the fiscal year ending December 31, 2018, the Company expects revenue to be between $76 million and $78 million, and non-GAAP adjusted EBITDA between $4.5 million and $5.0 million, tightening its previously issued guidance of revenue between $74 million and $78 million, and non-GAAP adjusted EBITDA between $4.0 million and $5.0 million.

Management Commentary

“Following very strong growth for the Company in Q2, in the third quarter our revenue strength continued, growing 30% year-over-year. Year-to-date we also grew 30%, demonstrating the sustained nature of our growth and our market share gains, as we continue to grow substantially faster than our markets,” said Steven Humphreys, Identiv CEO. “In addition, our year-over-year growth has been broad-based, demonstrating execution on all fronts, with Premises revenue up 58%, Identity up 12%, and Credentials up 12%. This strong growth for both the quarter and year-to-date period, coupled with our operating discipline, has resulted in sustained positive adjusted EBITDA for more than two years now.

The success we’re experiencing Company-wide demonstrates solid execution of our growth plan and progress towards our objectives of scaling the business, expanding margins, and driving profitability. Particularly with the strategic addition of Thursby Software Systems’ team, their secure mobile platform and strong business model, we believe we’re at the intersection of both positive industry trends and our customers’ increasing demand to secure critical infrastructure and information. We believe our core strategy and highly targeted inorganic moves position us to lead this disruptive market opportunity as the physical world becomes more digital, secure and convenient.”

Sandra Wallach, Identiv CFO: “Based on the margin improvement we have seen in the third quarter and our operational discipline, we were able to achieve the ranges for non-GAAP gross margin, non-GAAP operating expenditures, and adjusted EBITDA in our mid-term target business model during the quarter. Additionally, we have made significant progress on closing the gap to net income profitability. We expect this to continue in the fourth quarter of 2018, and have updated our annual guidance accordingly. As we look ahead to 2019, we expect that our Premises segment will see growth in the mid-teens and our combined Identity and Credentials segments, including our recent acquisition of Thursby Software, growing in the mid to high teens.”

Conference Call

Identiv management will hold a conference call today (November 8, 2018) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 855-327-6838

International number: 604-235-2082

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call webcast will be broadcasted live and available for replay here and via the Investor Relations section of Identiv’s website.

A replay of the call will be available after 8:00 p.m. Eastern time through December 8, 2018.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Conference ID: 10005808

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, loss (gain) on extinguishment of debt, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2018 adjusted EBITDA guidance to an expected net income (loss) guidance because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including full year 2018 revenue and adjusted EBITDA guidance, the Company’s beliefs regarding its ability to achieve its growth objectives, and the drivers of momentum in its business, the Company’s belief that it will be able to take advantage of market opportunities as the physical world becomes more digital, the Company’s progress to profitability, the Company’s beliefs regarding growth in 2019, and the Company’s beliefs regarding its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2018 and beyond, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through acquisitions, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net revenue	$20,022	$20,294	$15,432	$56,844	$43,664
Cost of revenue	11,538	12,141	9,571	33,699	26,423

Gross profit	8,484	8,153	5,861	23,145	17,241
Operating expenses:
Research and development	1,860	1,837	1,597	5,384	4,584
Selling and marketing	3,915	4,358	3,448	12,176	10,142
General and administrative	2,641	2,756	1,247	7,952	5,119
Restructuring and severance	223	258	(49)	591	(49)

Total operating expenses	8,639	9,209	6,243	26,103	19,796

Loss from operations	(155)	(1,056)	(382)	(2,958)	(2,555)
Non-operating income (expense):
Interest expense, net	(291)	(472)	(643)	(1,239)	(1,995)
(Loss) gain on extinguishment of debt	—	(1,369)	—	(1,369)	977
Foreign currency gains (losses), net	200	192	(51)	354	(202)

Loss before income taxes and noncontrolling interest	(246)	(2,705)	(1,076)	(5,212)	(3,775)
Income tax (provision) benefit	(41)	(40)	42	(121)	161

Loss before noncontrolling interest	(287)	(2,745)	(1,034)	(5,333)	(3,614)
Less: Income (loss) attributable to noncontrolling interest	—	—	2	(5)	(8)

Net loss attributable to Identiv, Inc.	$(287)	$(2,745)	$(1,032)	$(5,338)	$(3,622)

Basic and diluted net loss per share	$(0.02)	$(0.18)	$(0.07)	$(0.34)	$(0.28)
Weighted average shares used to compute basic and diluted net loss per share	15,750	15,584	14,409	15,484	12,806

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2017
ASSETS
Current assets:
Cash	$14,240	$17,922	$16,685	$19,052
Accounts receivable, net of allowances	14,129	13,974	12,518	12,282
Inventories	11,973	12,751	11,556	11,126
Prepaid expenses and other assets	2,383	1,884	1,853	1,779

Total current assets	42,725	46,531	42,612	44,239
Property and equipment, net	2,135	2,012	2,151	2,043
Intangible assets, net	9,155	9,686	10,217	4,365
Goodwill	5,781	5,781	5,880	—
Other assets	1,146	1,039	1,072	715

Total assets	$60,942	$65,049	$61,932	$51,362

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$5,584	$7,181	$7,028	$5,863
Current portion - payment obligation	989	953	919	888
Current portion - financial liabilities	11,245	13,586	12,401	9,829
Current portion - notes payable	2,000	2,000	2,000	—
Deferred revenue	2,265	2,943	3,187	900
Accrued compensation and related benefits	1,819	1,804	1,897	1,515
Other accrued expenses and liabilities	2,997	2,686	3,202	2,020

Total current liabilities	26,899	31,153	30,634	21,015
Long-term payment obligation	2,157	2,447	2,731	2,998
Long-term deferred revenue	1,226	958	1,140	190
Long-term financial liabilities	—	—	2,622	2,921
Other long-term liabilities	625	438	387	385

Total liabilities	30,907	34,996	37,514	27,509

Total stockholders´ equity	30,035	30,053	24,418	23,853

Total liabilities and stockholders´ equity	$60,942	$65,049	$61,932	$51,362

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$11,538	$12,141	$9,571	$33,699	$26,423
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(22)	(22)	(24)	(64)	(71)
Amortization and depreciation	(320)	(326)	(291)	(934)	(851)

Total reconciling items included in GAAP cost of revenue	(342)	(348)	(315)	(998)	(922)

Non-GAAP cost of revenue	$11,196	$11,793	$9,256	$32,701	$25,501

Non-GAAP gross profit margin	44%	42%	40%	42%	42%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$8,639	$9,209	$6,243	$26,103	$19,796
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(681)	(627)	(640)	(1,923)	(1,845)
Amortization and depreciation	(481)	(495)	(414)	(1,428)	(1,230)
Acquisition related transaction costs	(84)	(36)	—	(605)	—
Restructuring and severance	(223)	(258)	49	(591)	49

Total reconciling items included in GAAP operating expenses	(1,469)	(1,416)	(1,005)	(4,547)	(3,026)

Non-GAAP operating expenses	$7,170	$7,793	$5,238	$21,556	$16,770

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA

GAAP net loss attributable to Identiv, Inc.	$(287)	$(2,745)	$(1,032)	$(5,338)	$(3,622)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	41	40	(42)	121	(161)
Net income (loss) attributable to noncontrolling interest	—	—	(2)	5	8
Interest expense, net	291	472	643	1,239	1,995
Loss (gain) on extinguishment of debt, net	—	1,369	—	1,369	(977)
Foreign currency (gains) losses, net	(200)	(192)	51	(354)	202
Stock-based compensation	703	649	664	1,987	1,916
Amortization and depreciation	801	821	705	2,362	2,081
Acquisition related transaction costs	84	36	—	605	—
Restructuring and severance	223	258	(49)	591	(49)

Total reconciling items included in GAAP net loss	1,943	3,453	1,970	7,925	5,015

Non-GAAP adjusted EBITDA	$1,656	$708	$938	$2,587	$1,393